EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)


                                    Three Months Ended       Six Months Ended
                                         June 30,                June 30,
                                  ----------------------  ----------------------
                                     1999        1998        1999        1998
                                  ==========  ==========  ==========  ==========

Net Income....................... $  11,257   $   9,198   $  21,265   $  18,029
                                  ==========  ==========  ==========  ==========

Basic earnings per share:
   Income before cumulative
   effect of accounting change... $    0.23   $    0.19   $    0.44   $    0.37
   Cumulative effect of
   accounting change, net of tax.        --          --       (0.01)         --
                                  ----------  ----------  ----------  ----------
   Basic earnings per share...... $    0.23   $    0.19   $    0.43   $    0.37
                                  ==========  ==========  ==========  ==========

Diluted earnings per share:
   Income before cumulative
   effect of accounting change... $    0.22   $    0.18   $    0.42   $    0.35
   Cumulative effect of
   accounting change, net of tax.        --          --       (0.01)         --
                                  ----------  ----------  ----------  ----------
   Basic earnings per share...... $    0.22   $    0.18   $    0.41   $    0.35
                                  ==========  ==========  ==========  ==========

Weighted average shares outstanding:
   Basic.........................    49,725      49,200      49,605      49,200
   Diluted.......................    51,866      51,300      51,600      51,300

Calculation of weighted average
shares:
   Weighted average common stock
   outstanding-basic.............    49,725      49,200      49,605      49,200
   Weighted average common stock
   options, utilizing the
   treasury stock method              2,141       2,100       1,995       2,100
                                  ----------  ----------  ----------  ----------

Weighted average shares
outstanding-diluted..............    51,866      51,300      51,600      51,300
                                  ==========  ==========  ==========  ==========